UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2009
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), on April 21, 2009, the Company’s shareholders approved an amendment to the Company’s 2004 Equity Incentive Plan (the “Plan”) that increased the total number of shares available for issuance under the Plan by 750,000 shares and ratified the performance measures set forth in the Plan. The description of the amendment is qualified by reference to the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. A brief description of the Plan is included as part of Proposal #2 in the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”) which was filed with the Securities and Exchange Commission on March 11, 2009. The description of the Plan contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Plan.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Fifth Amendment to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By: Name:	/s/ Harold R. Carpenter Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer
Date: April 27, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.